EXHIBIT 8 (a)

                             PARTICIPATION AGREEMENT
                                      AMONG
                      OM FINANCIAL LIFE INSURANCE COMPANY,
                  OLD MUTUAL FINANCIAL NETWORK SECURITIES, INC.
                            ALLIANCE BERNSTEIN, L.P.
                                       AND
                      ALLIANCE BERNSTEIN INVESTMENTS, INC.
                                   DATED AS OF
                                 JANUARY 2, 2007


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                               PARTICIPATION AGREEMENT


         THIS AGREEMENT, made and entered into as of the 2nd day of January, 2007 ("Agreement"), by and among OM Financial Life Insurance Company, a Maryland life insurance company ("Insurer") (on behalf of itself and each separate account of the Insurer named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Separate Account" and collectively as the "Separate Accounts"); Old Mutual Financial NETWORK Securities, Inc., a Maryland corporation ("Contracts Distributor"), the principal underwriter with respect to the Contracts referred to below; AllianceBernstein Variable Products Series Fund, Inc. (the "Fund") an open-end management investment company organized under the laws of Maryland; AllianceBernstein L.P., a Delaware limited partnership ("Adviser"), the investment adviser of the Fund referred to below; and AllianceBernstein Investments, Inc., a Delaware corporation ("Distributor"), the Fund's principal underwriter (collectively, the "Parties"),


                                WITNESSETH THAT:

        WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies"), and

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       WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets; and

       WHEREAS, the Insurer, as depositor, has established the Separate Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies offered by the Insurer set forth on Schedule A (the "Contracts"); and

       WHEREAS the Insurer, the Distributor, and the Fund desire that Class B shares of the Fund's managed portfolios listed on Schedule A (the "Portfolios"; reference herein to the "Fund" includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for the Contracts; and

        WHEREAS the Contracts provide for the allocation of net amounts received by Insurer to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account(s) for investment in shares of corresponding managed portfolios that are made available through the Separate Account to act as underlying investment media;

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurer intends to purchase shares of the Portfolios on behalf of the Separate Accounts to fund the

 Contracts;

        NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make Class B shares of the Portfolios available to Insurer for this purpose at net asset value and with no sales charges, all subject to the following provisions:

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                         SECTION 1. SALE OF FUND SHARES

        1.1    Timely Pricing and Orders.


        (a) The Fund agrees to sell to the Insurer those shares of the Portfolios which each Separate Account orders (based on orders placed by Contract owners on that Business Day, as defined below), executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Insurer will be the designee of the Fund for receipt of such orders from each Separate Account and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 11:00 a.m. Eastern Time on the next following Business Day or such later time as permitted by Section 1.1 (c) hereof. "Business Day" will mean any day on which the New York Stock Exchange (the "NYSE") is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission" or "SEC").


       (b) The Fund agrees to redeem for cash, upon the Insurer's request, any full or fractional shares of the Fund held by the Insurer (based on orders placed by Contract owners on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this
Section 1.1, the Insurer will be the designee of the Fund for receipt of requests for redemption from each Separate Account and receipt by such designee will constitute receipt by the Fund; provided the Fund receives notice of such requests for redemption by 11:00 a.m. Eastern Time on the next following Business Day or such later time as permitted by Section I.I (c) hereof.

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        ( c) The Fund or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Insurer via electronic means on each Business Day as soon as reasonably practical after the Fund calculates the Portfolio's net asset value. The Fund or its designated agent will use its best efforts to provide this information by 6:00 p.m., Eastern time each Business Day. In the event that the Fund is unable to meet the 6:00 p.m. time stated herein, it shall provide additional time for the Insurer to place orders for the purchase and redemption of Fund shares and wire net payments for the purchase of Fund shares. Such additional time shall be equal to the additional time which the Fund takes to make the net asset value available to the Insurer. If the Fund provides the Insurer materially incorrect net asset value per share information (as determined under SEC guidelines), the Fund shall make an adjustment to the number of shares purchased or redeemed for the Separate Accounts to reflect the correct net asset value per share, and the Adviser shall bear the cost of correcting such errors and shall reimburse the Insurer for any expenses incurred related to correction of the net asset value (including correcting Contract owner accounts). Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Insurer upon discovery by the Fund. Insurer will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day's Separate Account Division's unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. Insurer will use its best efforts to place such orders with the Fund by 11:00 a.m., Eastern Time.

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       1.2    TIMELV PAYMENTS.
       Insurer will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the next Business Day after the order for Fund shares is placed. Fund shall pay for net redemptions by wiring federal funds to an account designated by Insurer on the next Business Day after the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Insurer to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the "1940 Act").


      1.3     AVAILABILITV OF SHARES.
      (a) The Fund agrees to make shares of the Portfolios available continuously for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its Portfolio net asset value pursuant to rules of the Commission and the Fund shall calculate such net asset value on each day which the NYSE is open for regular trading; provided, however, that the Board of Directors of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

       (b) The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans. No shares of any

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Portfolio will be sold directly to the general public.

        (c) Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Insurer or to any Separate Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account.


        1.4   INCOME. DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS.
        The Fund will furnish same day notice (by facsimile) to the Insurer of the declaration of any income, dividends or capital gain distributions payable on each Portfolio's shares. Insurer hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the ex-dividend net asset values until Insurer otherwise notifies the Fund in writing. The Insurer reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Insurer of the number of shares so issued as payment of such income, dividends and distributions.

                   SECTION 2. PROSPECTUS AND PROXY STATEMENTS

       2.1 At least annually (or in the case of a prospectus supplement, when such supplement is issued), the Fund will timely provide the Insurer with as many copies of the current Fund prospectus (describing only the Portfolio(s) and any supplements thereto as the Insurer may reasonably request for distribution, at the Fund's expense, to Contract owners at the time of Contract fulfillment and confirmation. To the extent that the Portfolio(s) are one or more of

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several Portfolios of the Fund, the Fund shall bear the cost of providing the
Insurer only with disclosure related to the Portfolio(s). The Fund will provide, at the Fund's expense, as many copies of said prospectus as necessary for distribution, at the Fund's expense, to existing Contract owners. The Fund will provide the copies of said prospectus to the Insurer or to Insurer's designated mailing agent". The Insurer will distribute the prospectus to existing Contract owners and will bill the Fund for the reasonable cost of such distribution. The Fund shall provide the Insurer, at the Insurer's expense, with as many copies of the current Fund prospectus (describing only the Portfolios) and any supplement thereto, as the Insurer may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Insurer, in lieu thereof, the Fund will provide such documentation, including a final copy of a current prospectus set in type at the Fund's expense, and other assistance as is reasonably necessary in order for the Insurer at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund's new prospectus printed together, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund. The Fund will, upon request, provide the Insurer with a copy of the Fund's prospectus through electronic means to facilitate the Insurer's efforts to provide Fund prospectuses via electronic delivery, in which case the Fund agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Fund.



        2.2 The Fund's prospectus will state that the Statement of Additional Information (the "SAI") for the Fund is available upon request. The Fund will provide the Insurer, at the Fund's expense, with as many copies of the SAI and any supplements thereto as the Insurer may ablegal- 646509 vi 7


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reasonably request for distribution, at the Fund's expense, to prospective
Contract owners and applicants. The Fund will provide, at the Fund's expense, as many copies of said SAl as necessary for distribution, at the Fund's expense, to any existing Contract owner who requests said SAl or whenever state or federal law requires that such statement be provided. The Fund will provide the copies of said SAl to the Insurer or to Insurer's designated mailing agent. The Insurer will distribute the SAl as requested or required and will bill the Fund for the reasonable cost of such distribution.

        2.3 The Fund, at its expense, will provide the Insurer or Insurer's designated mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other permissible communications to shareholders/Contract owners in such quantity as the Insurer will reasonably require. The Insurer will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.

        2.4 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

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                         SECTION 3. COSTS AND EXPENSES



       3.1    GENERAL.
       Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.


       3.2    REGISTRATION.
       The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the "1933 Act"), and keeping such registrations current and effective and qualifying Fund shares; including, without limitation, the preparation of and filing with the SEC of Forms N-CSR, N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Insurer will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

       3.3    OTHER (NON-SALES-RELATED) EXPENSES.
       The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund's prospectus, statement of additional information and any amendments or supplements thereto

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(collectively, the "Fund Prospectus"), Fund periodic reports to
Shareholders/Participants (as defined below), Fund proxy material and other shareholder/Participant communications relating to the Funds and any related requests for voting instructions from Participants. The Fund will bear the costs of the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAls for the Portfolios in electronic or typeset format, as well as any distribution and other expenses as set forth in Article II of this Agreement. Insurer will bear the costs of preparing, f1ling with the SEC and setting for printing, the Separate Account's prospectus relating to the Contracts, statement of additional information and any amendments or supplements thereto (collectively, the "Contract Prospectus"), any periodic reports to owners relating to the Contracts, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications relating to the Contracts. The Fund and insurer each will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Insurer documents are printed or mailed on a combined or coordinated basis.


        3.4    OTHER SALES-RELATED EXPENSES.
        Expenses of distributing the Portfolio's shares and the Contracts will be paid by Contracts Distributor and other parties, as they shall determine by separate agreement.


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       3.5    PARTIES TO COOPERATE.
       The Adviser, Insurer, Contracts Distributor, and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

                          SECTION 4. LEGAL COMPLIANCE



      4.1     TAX LAWS.
      (a) The Fund and Adviser represent and warrant that each Portfolio is currently qualified as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that they will maintain such qualification (under Subchapter M or any successor or similar provision) and that no other Participating Insurance Company will purchase shares in any Portfolio for any purpose or under any circumstances that would preclude the Insurer from "looking through" to the investments of each Portfolio in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5. The Fund, Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

        (b) Insurer represents that it believes, in good faith, that the Contracts are and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment. Insurer will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future; provided,

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 however, that the Insurer makes no representation or undertaking regarding any
 Contract to the extent such representation or undertaking is dependent on compliance by any investment vehicle in which the Insurer or a Separate Account may invest with the requirements of Subchapter M or Section 8l7(h) of the Code, the regulations thereunder, or any successor provision.


       (c) Insurer represents that it believes, in good faith, that the Separate Account is a "segregated asset account" and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a "variable contract," within the meaning of such terms under Section 8l7(h) of the Code and the regulations thereunder. Insurer will make every effort to continue to meet such definitional requirements and will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

        (d) The Fund and Adviser represent and warrant that for each quarter each Portfolio of the Fund does and will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Fund will at all times comply with the diversification requirements of Section 8l7(h) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817(d) of the Code and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting those Sections or regulations), as if those requirements applied directly to each such Portfolio. The Fund will notify the Insurer immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification

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requirements or that the Fund or Portfolio might not comply with the diversification requirements in the future. In the event of a breach of this representation and warranty the Fund will take all reasonable necessary steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

        (e) The Insurer represents and warrants that it will not purchase shares of the Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

        (f) The Adviser agrees to provide the Insurer with a certificate or statement indicating compliance by each Portfolio of the Fund with Section 817(h) of the Code, such certificate or statement to be sent to the Insurer no later than thirty (30) days following the end of each calendar quarter.

       4.2    INSURANCE AND CERTAIN OTHER LAWS.

        (a) The Adviser will use its best efforts to cause the Fund to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Insurer. If it cannot comply, it will so notify Insurer in writing.

        (b) Insurer represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Maryland and has full corporate power) authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement and (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Maryland law.

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        (d) Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

        (e) Fund, Adviser and Distributor represent and warrant that the Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement

        (f) Adviser represents and warrants that it is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement

        (g) The Fund and Adviser represent and warrant that the Fund is and shall maintain compliance with Rule 38a-1 under the 1940 Act and Adviser represents and warrants that the Adviser is and shall maintain compliance with Rule 206(4)-7 under the Advisers Act.


       4.3     SECURITIES LAWS.
        (a) Insurer represents and warrants that (i) interests under the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with Maryland law, (ii) the Separate Account is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules

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thereunder, (iv) the Separate Account's 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will, at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Contract Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

        (b) The Fund, Adviser and Distributor represent and warrant that (i) Portfolio shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with applicable law, (ii) the Fund is and will remain registered as an open-end management investment company under the 1940 Act for so long as such Portfolio shares are sold, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund's 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

        (c) The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Insurer or any other life insurance company utilizing the Fund.

        (d) Distributor and Contracts Distributor each represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and will remain duly registered under all applicable federal and state securities laws, and is a member in

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good standing of the National Association of Securities Dealers Inc. (the
"NASD"). Distributor represents and warrants that it serves as principal underwriter/distributor of the Fund and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the state of Maryland and any applicable state and federal securities laws.

        (e) The Fund and Adviser represent and warrant that all of the Fund's directors, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(I) of the 1940 Act or related provisions as may be promulgated from time to time.

        (f) The Adviser represents and warrants that it is lawfully organized and validly existing under the laws of the state of Delaware; it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws; and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the state of Delaware and any applicable state and federal securities laws.

       4.4     NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.
      (a) Distributor or the Fund shall immediately notify Insurer of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund's registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any

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proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund's shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which
(x) the Fund's shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.


        (b) Insurer and Contracts Distributor shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order or similar order with respect to the Separate Account's registration statement under the 1933 Act relating to the Contracts or the Contract Prospectus, (ii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iii) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Insurer and Contracts Distributor will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.


       4.5    INSURER TO PROVIDE DOCUMENTS.

        Upon request, Insurer will provide the Fund and the Distributor one complete copy of SEC registration statements, definitive Contract Prospectuses, reports, any preliminary and final voting

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instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, within a reasonable time after the filing of such document with the SEC or other regulatory authorities (except that with respect to post-effective amendments to such Prospectuses and SAls, only those prospectuses and SAls that relate to or refer to the Fund will be provided).


       4.6    FUND TO PROVIDE DOCUMENTS.
       Upon request, the Fund will provide to Insurer one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of such document with the SEC or other regulatory authorities.

       4.7    SHAREHOLDER INFORMATION

       Notwithstanding anything in this Agreement to the contrary, prior to the implementation of the Shareholder Information Agreement described in Section 20( e) hereto, or the date by which funds must be able to request and promptly receive shareholder identity and transaction information pursuant to shareholder information agreements pursuant to Rule 22c-2, whichever is earlier, the parties agree that they will work together in good faith to establish procedures providing the Fund through the Distributor with such information as the Distributor may convey that the Fund considers necessary or desirable to review the possible existence and extent of market timing by any Contract owner.

        4.8 The Insurer will furnish, or will cause to be furnished, to the Fund or the Adviser,
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each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Fund or the Adviser reasonably objects to such use within five (5) Business Days after receipt of such material.

        4.9 The Insurer will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAl for Fund shares, as such registration statement, prospectus and SAl may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or the Adviser or their designees for distribution, or in sales literature or other material provided by the Fund or by the Adviser, except with permission of the Fund or the Adviser or their designees. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.

        4.10 The Fund or the Adviser will furnish, or will cause to be furnished, to the Insurer or its designee, each piece of sales literature or other promotional material in which the Insurer or its separate account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Insurer or its designee reasonably objects to such use within five (5) Business Days after receipt of such material. 4.11 The Fund and the Adviser will not give any information or make any representations or statements on behalf of the Insurer or concerning the Insurer, each Separate Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAl for the Contracts, as such registration statement, prospectus and SAl may be amended or supplemented from time to time, or in published reports for each Separate ablegal- 646509 vI 19

Account or the Contracts which are in the public domain or approved by the Insurer for distribution to Contract owners, or in sales literature or other material provided by the Insurer, except with written permission of the Insurer. The Insurer agrees to respond to any request for approval on a prompt and timely basis.

        4.12 The Fund and Adviser will provide the Insurer with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund's registration statement, particularly any change resulting in a change to the registration statement or prospectus or statement of additional information for any Separate Account. The Fund and Adviser will cooperate with the Insurer so as to enable the Insurer to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Fund and Adviser will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

        4.13 For purposes of this Section 4, the phrase "sales literature or other promotional Material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAls, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

                      SECTION 5. MIXED AND SHARED FUNDING

        5.1    GENERAL.
        The Fund represents and warrants it has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Insurer ("Mixed and Shared Funding Order"). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5.

        5.2   DISINTERESTED DIRECTORS.
        The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the "Disinterested Directors") are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

       5.3    MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.
        The Fund agrees that its Board of Directors will monitor each Portfolio for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Insurer agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a "material irreconcilable conflict' is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:


        (a) an action by any state insurance or other regulatory authority;

        (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

        (c)   an administrative or judicial decision in any relevant proceeding;

        (d) the manner in which the investments of any Portfolio are being managed;

        (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or

        (f) a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.

        Insurer will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Insurer to disregard voting instructions of Participants.

      5.4     CONFLICT REMEDIES.
      (a) It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Insurer and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including:

        (i) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

        (ii) establishing a new registered investment company of the type defined as a "Management Company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

        (b) If the material irreconcilable conflict arises because of Insurer's decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Insurer may be required, at the Fund's election, to withdraw the Separate Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives written notice to Insurer that this provision is being implemented or such period as may be required to obtain any necessary exemptive relief from the Commission with regard to the substitution of underlying funds. Until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

        (c) If an irreconcilable material conflict arises because a particular state insurance regulator's decision applicable to Insurer conflicts with the majority of other state regulators, then Insurer will withdraw the Separate Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six months after the Fund's Board of Directors informs Insurer in writing that it has determined that such decision has created an irreconcilable material conflict or such period as may be required to obtain any necessary exemptive relief from the Commission with regard to the substitution of underlying funds. Until such withdrawal Distributor and Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

        (d) Insurer agrees that any remedial action taken by it in resolving any irreconcilable material conflict with respect to the Separate Accounts will be carried out at its expense and with a view only to the interests of Participants.

        (e) For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any irreconcilable material conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Insurer will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants affected by the irreconcilable material conflict.


        5.5    NOTICE TO INSURER.
        The Fund will promptly make known in writing to Insurer the Board of Directors' determination of the existence of a irreconcilable material conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

        5.6   INFORMATION REQUESTED BY BOARD OF DIRECTORS.
        Insurer and the Fund will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.


        5.7   COMPLIANCE WITH SEC RULES.
        If, at any time during which the Fund is serving as an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.


                             SECTION 6. TERMINATION


       6.1    EVENTS OF TERMINATION.
        Subject to Section 6.4 below, this Agreement will terminate as to a
Portfolio:

        (a) at the option of Insurer or Distributor upon at least six months advance written notice to the other Parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties, or

        (b) at the option of the Fund upon (i) at least sixty days advance written notice to the other Parties, and (ii) approval by a majority of the disinterested Directors upon a finding that a continuation of this Contract is contrary to the best interests of the Fund; or

        (c) at the option of the Fund, upon written notice to the other Parties, upon institution of formal proceedings against Insurer or Contracts Distributor by the NASD, the SEC, any state insurance regulator or any other regulatory body if the Fund reasonably determines in good faith that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be terminated; or


        (d) at the option of Insurer, upon written notice to the other Parties, upon institution of formal proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body if Insurer reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Insurer, Contracts Distributor or the Division corresponding to the Portfolio to be terminated; or


        (e) at the option of any Party, upon written notice to the other Parties, in the event that (i) the Portfolio's shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and/or federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer; or

        (f) upon termination of the corresponding Division's investment in the Portfolio pursuant to Section 5 hereof; or

        (g) at the option of Insurer, upon written notice to the other Parties, with respect to any Portfolio, if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if the Insurer reasonably and in good faith believes that the Portfolio may fail to so qualify; or

        (h) at the option of Insurer, upon written notice to the other Parties, with respect to any Portfolio, if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if the Insurer reasonably and in good faith believes the Portfolio may fail to meet such requirements; or

        (i) at the option of the Insurer, upon written notice to the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Insurer; or

        (j) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or

        (k) at the option of the Insurer, if the Insurer determines in its sole judgment exercised in good faith that the Fund, the Adviser or Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, Adviser or Distributor and hence to the Insurer; or


        (1) at the option of the Fund or the Adviser, if the Fund or Adviser respectively, determines in its sole judgment exercised in good faith that the Insurer has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

        (m) at the option of the Insurer or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Separate Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio's shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio. The Insurer will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares or of the filing of any required regulatory approva1(s).

       6.2    CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES
        Notwithstanding any termination of this Agreement, the Fund, Adviser and Distributor shall continue to make available shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 5 of this Agreement. Specifically, and without limitation, the Distributor shall facilitate the sale and purchase of shares of the Portfolios as necessary in order to process premium payments, surrenders and other withdrawals, and transfers or reallocations of values under Existing Contracts.


       6.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNIFICATIONS. All representations and warranties and indemnifications will survive the termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.
                                       29

             SECTION 7. PARTIES TO COOPERATE RESPECTING TERMINATION

        The other Parties hereto agree to cooperate with and give reasonable assistance to Insurer in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto.

                             SECTION 8. ASSIGNMENT

        This Agreement may not be assigned by any Party, except with the written consent of each other Party.

                    SECTION 9. CLASS B DISTRIBUTION PAYMENTS

        From time to time during the term of this Agreement the Distributor may make payments to the Contracts Distributor pursuant to a distribution plan adopted by the Fund with respect to the Class B shares of the Portfolios pursuant to Rule 12b-l under the 1940 Act (the "Rule 12b-l Plan) in consideration of the Contracts Distributor's furnishing distribution services relating to the Class B shares of the Portfolios and providing administrative, accounting and other services, including personal service and/or the maintenance of Participant accounts, with respect to such shares. The Distributor has no obligation to make any such payments, and the Contracts Distributor waives any such payment, until the Distributor receives monies therefore from the Fund, which the Fund represents shall be promptly paid. Any such payments made pursuant to this Section 9 shall be subject to the following terms and conditions:

        (a) Any such payments shall be in such amounts as the Distributor may from time to time advise the Contracts Distributor in writing but in any event not in excess of the amounts permitted by the Rule 12bo l Plan. Such payments may include a service fee in the amount of .25 of 1 % per annum of the average daily net assets of the Fund attributable to the Class B shares of a Portfolio held by clients of the Contracts Distributor. Any such service fee shall be paid solely for personal service and/or the maintenance of Participant accounts.
        (b) The provisions of this Section 9 relate to a plan adopted by the Fund pursuant to Rule 12b-l. In accordance with Rule 12b-l, any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Section 9 shall provide the Fund's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.
        (c) The provisions of this Section 9 shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually in conformity with Rule 12b-1 and the 1940 Act. The provisions of this Section 9 shall automatically terminate in the event of the assignment (as defined by the 1940 Act) of this Agreement, in the event the Rule 12b-l Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 9 may be terminated at any time, without penalty, by either the Distributor or the Contracts Distributor with respect to any Portfolio on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

                              SECTION 10. NOTICES

        Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                                        OM Financial Life Insurance Company
                                        1001 Fleet Street - 6th Floor
                                        Baltimore, MD 21202
                                        Attn: Securities Counsel (Ken Reitz)
                                        FAX: (410) 895-0085

                                        AllianceBemstein Investments, Inc.
                                        1345 Avenue of the Americas
                                        New York NY 10105
                                        Attn.: Emilie D. Wrapp
                                        FAX: (212) 969-2290

                                        AllianceBemstein L.P.
                                        1345 Avenue of the Americas
                                        New York NY 10105
                                        Attn: Emilie D. Wrapp
                                        FAX: (212) 969-2290



                         SECTION 11. VOTING PROCEDURES



        Subject to the cost allocation procedures set forth in Section 3 hereof, Insurer will distribute all proxy material furnished by the Fund to Participants. Insurer will (a) vote Fund shares in accordance with instructions received from Participants; and (b) vote Fund shares that are attributable to Participants, but for which no timely instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass- through voting privileges for variable contract owners. The Insurer reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Other participating life insurance companies utilizing the Fund will be responsible for calculating voting privileges in a manner consistent with that of Insurer, as prescribed by this Section 11.

                        SECTION 12. FOREIGN TAX CREDITS


        The Adviser agrees to consult in advance with Insurer concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to the Fund's shareholders.

                          SECTION 13. INDEMNIFICATION



        13.1 INDEMNIFICATION OF FUND. DISTRIBUTOR AND ADVISER BY INSURER.
        (a)    Except to the extent provided in Sections 13.1(b) and 13.1
(c), below, Insurer agrees to indemnify and hold harmless the Fund, Distributor and Adviser, each of their directors and officers, and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 13. 1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurer) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares and:

       (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or the Prospectus for the Contracts, the Contracts or, to the extent prepared by Insurer or Contracts Distributor, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Insurer or Contracts Distributor by or on behalf of the Fund, Distributor or Adviser for use in the registration statement or the Prospectus for the Contracts, the Contracts, or in sales literature or advertising (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or


        (ii) arise out of or as a result of any other statements or representations by or on behalf of the Insurer (other than statements or representations contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Insurer or Contracts Distributor) or the grossly negligent, illegal or fraudulent conduct of Insurer or Contracts Distributor or persons under their control (including, without limitation, their employees and "Associated Persons," as that term is defined in paragraph (m) of Article I of the NASD's By-Laws ("Associated Persons,">>, in connection with the sale or distribution of the Contracts or Fund shares;

                or


        (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or Distributor by or on behalf of Insurer or Contracts Distributor for use in the Fund's 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

        (iv) arise as a result of any failure by Insurer or Contracts Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement; or

        (v) arise out of any material breach of any representation and/or warranty made by the Insurer in this Agreement or arise out of or result from any other material breach by the Insurer of this Agreement.

        (b) Insurer shall not be liable under this Section 13.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties under this Agreement or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Distributor, Adviser or the Fund.

        (c) Insurer shall not be liable under this Section 13.1 with respect to any action against an Indemnified Party unless the Fund, Distributor or Adviser shall have notified Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurer of any such action shall not relieve Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 13.1, except to the extent that the failure to notify results in the failure of actual notice to the Insurer and such Insurer is damaged solely as a result of failure to give such notice. In case any such action is brought against an Indemnified Party, Insurer shall be entitled to participate, at its own expense, in the defense of such action. Insurer also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Insurer to such Indemnified Party of Insurer's election to assume the defense thereof, the Indemnified Party will cooperate fully with Insurer and shall bear the fees and expenses of any additional counsel retained by it, and Insurer will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation unless:

       (i) the Insurer and the Indemnified Party will have mutually agreed to the retention of such counsel; or
       (ii) the named parties to any such proceeding (including any impleaded parties) include both the Insurer and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Insurer will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Insurer agrees to indemnify the Indemnified

               Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Section 13.


        13.2 INDEMNIFICATION OF INSURER AND CONTRACTS DISTRIBUTOR BY ADVISER
             AND DISTRIBUTOR.
        (a) Except to the extent provided in Sections 13.2(d) and 13.2(e), below, Adviser and Distributor, jointly and severally, agree to indemnify and hold harmless Insurer and Contracts Distributor, each of their directors/trustees, officers, employees and agents, and each person, if any, who controls Insurer or Contracts Distributor within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 13.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund's shares or the Contracts and:

        (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund's 1933 Act registration statement, Fund Prospectus, Fund SAI, sales literature or advertising of the Fund or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor, Adviser or the Fund by or on behalf of Insurer or Contracts Distributor for use in the Fund's 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or


        (ii) arise out of or as a result of any other statements or representations (other than statements or representations contained in the registration statement, Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Distributor, Adviser, or the Fund) or the grossly negligent, illegal or fraudulent conduct of the Fund, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or


        (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Insurer or Contracts Distributor by or on behalf of the Fund, Distributor or Adviser for use in the registration statement, Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

       (iv) arise as a result of any failure by the Fund, Adviser or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement; or

        (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser, Distributor or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser, Distributor or the Fund;


        (b) The Fund and the Adviser acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Section 4.1 ( c) of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Insurer's corporate tax liability. Accordingly, without in any way limiting the effect of Section 13.2(a) hereof and without in any way limiting or restricting any other remedies available to the Insurer, Adviser and Distributor will pay on a joint and several basis all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 4.1(c) of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); fees and expenses of legal counsel and other advisors to the Insurer and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Insurer in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Fund, the Adviser and/or the Distributor under this Agreement.

        (c) Adviser shall not be liable under this Section 13.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties under this Contract or by reason of such Indemnified Party's reckless disregard of its obligations and duties under this Agreement or to Insurer, Contracts Distributor or the Separate Account.

        (d) Adviser, and Distributor (the "Indemnifying Parties" for purposes of this Section 13.2(e) shall not be liable under this Section 13.2 with respect to any action against an Indemnified Party unless Insurer or Contracts Distributor shall have notified Indemnifying Parties in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Indemnifying Parties of any such action shall not relieve Indemnifying Parties from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 13.2, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against an Indemnified Party, Indemnifying Parties will be entitled to participate, at its own expense, in the defense of such action. Indemnifying Parties also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Indemnifying Parties to such Indemnified Party of Indemnifying Parties election to assume the defense thereof, the Indemnified Party will cooperate fully with Indemnifying Parties and shall bear the fees and expenses of any additional counsel retained by it, and Indemnifying Parties will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation unless:
        (i) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or
        (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Section 13.


        13.3 EFFECT OF NOTICE.
        Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 13.1 (c) or l3.2 (e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability. culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.


                           SECTION 14. APPLICABLE LAW

        This Agreement will be construed and the provisions hereof interpreted under and in accordance with Maryland law without regard for that state's principles of conflict of laws.

        This Agreement will be subject to the provisions of the 1933 Act. the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including. but not limited to, the Mixed and Shared Funding Order) and the terms hereof will be interpreted and construed in accordance therewith.

                     SECTION 15. EXECUTION IN COUNTERPARTS

       This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                            SECTION 16. SEVERABILITY

        If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                         SECTION 17. RIGHTS CUMULATIVE


        The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

                      SECTION 18. NON-EXCLUSIVE AGREEMENT


        The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

                              SECTION 19. HEADINGS



       The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.


                           SECTION 20. MISCELLANEOUS


        (a) The Fund, Adviser, and Distributor acknowledge that the identities of the customers of the Insurer or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 20(a>>, information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Insurer's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Fund, Adviser, and Distributor agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund, Adviser or Distributor from information supplied to them by the Protected parties' customers who also maintain accounts directly with the Fund, Adviser, or Distributor, the Fund, Adviser and Distributor will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Insurer's prior written consent; or (b) as required by law or judicial process. The Fund, Adviser and Distributor acknowledge that any breach of the agreements in this Section 20(a) would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

        (b) Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        (c) Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

        (d) The schedules to this Agreement (each, a "Schedule," collectively, the "Schedules") form an integral part hereof and are incorporated herein by reference. The parties to this Agreement may agree in writing to amend the Schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Separate Accounts or the Portfolios of the Fund or other applicable terms of this Agreement. References herein to any Schedule are to the Schedule then in effect, taking into account any amendments thereto.

        (e) The parties have entered into or shall enter into a Shareholder Information Agreement as required by Rule 22c-2 under the 1940 Act in connection with the Contracts. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

 Name: Michael A. McGrath
 Title: SVP, Secretary, General Counsel

       IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                   OM FINANCIAL LIFE INSURANCE COMPANY
                                   By:
                                       ----------------------------------
                                   Name: Michael A. McGrath
                                   Title:  SVP, Secretary, General Counsel

                                   OLD MUTUAL FINANCIAL NETWORK SECURITIES, INC.

                                   By:
                                       ----------------------------------
                                   Name:  Kenneth W. Reitz
                                   Title:  VP, Secretary, CCO

                                   ALLIANCE BERNSTEIN

                                   Name:ADAM R. SPILKA
                                   TITLE:  SECRETARY
                                   ALLIANCE BERNSTEIN INVESTMENTS, INC.
                                   By:
                                      ----------------------------------
                                   Name:
                                         -------------------------------
                                   Title:
                                          ------------------------------

                                   SCHEDULE A




SEPARATE ACCOUNT
OLD MUTUAL FINANCIAL NETWORK SEPARATE ACCOUNT VA




 CONTRACTS
 BEACON NAVIGATOR variable annuity




FUND PORTFOLIOS
VPS International Growth B VPS International Value B